Exhibit 99.1

AGREEMENT

This AGREEMENT (the “Agreement”), dated as of the 1st day of January, 2008, is between COMCAST CORPORATION, a Pennsylvania corporation (together with its subsidiaries, the “Company”) and RALPH J. ROBERTS (“Employee”).

BACKGROUND

WHEREAS, Employee has been an employee of the Company since he founded the Company in 1969 and currently is Chairman of the Executive and Finance Committee of the Board of Directors; and

WHEREAS, certain terms and conditions of Employee’s employment with the Company are set forth in a Compensation and Deferred Compensation Agreement, as amended and restated August 31, 1998, and as further amended August 19, 1999, June 5, 2001, January 24, 2002 and November 18, 2002 (the “Compensation Agreement); and

WHEREAS, the Compensation Agreement’s term ends December 31, 2007 and Employee shall continue to remain employed by the Company after the expiration of such term; and

           WHEREAS, the Compensation Committee of the Company’s Board of Directors has adopted a resolution dated December 11, 2007 in order to confirm that certain terms and benefits of the Compensation Agreement shall continue after the expiration of the term of the Compensation Agreement; and

WHEREAS, the parties desire to clarify, and memorialize their intention, that certain terms and benefits provided for in the Compensation Agreement continue following the end of its term.

NOW THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1.           Death.  If Employee’s employment is terminated by reason of his death:

                                (a)           During each year for a period of five (5) years commencing with such termination of Employee’s employment, the Company shall pay to Employee’s beneficiary (in accordance with the Company’s payroll practices) an amount equal to Employee’s annual base salary for 2007 (“Reference Base Salary”).  As used in this subsection (a), “Employee’s beneficiary” shall be such one or more individuals, trusts or other entities (including but not limited to organizations which are described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended) as Employee shall designate in a writing delivered to the Company prior to Employee’s death for that purpose and, if Employee designates more than one beneficiary, then each such payment shall be paid among them in such manner as Employee specifies or, in the absence of such specification, then in equal parts; however, to the extent Employee fails to so designate a beneficiary who survives Employee, then each such payment shall be paid to Employee’s personal representatives.  Any beneficiary designation may be amended or revoked at any time prior to Employee’s death by filing a new beneficiary designation with the Company.  The provision of  Section 8 of the Amendment to the Compensation Agreement dated June 5, 2001 shall apply to the amounts payable to Employee’s beneficiary under this subsection (a).

                                (b)           The Company shall pay to Employee’s beneficiary (as determined pursuant to subsection (a) above) any annual performance-based cash bonus with respect to any calendar year which has accrued to Employee on the basis of the Company’s performance but which has not yet been paid.  The provisions of Section 8 of the  Amendment to the Compensation Agreement dated June 5, 2001, shall apply to any amount otherwise payable to Employee’s beneficiary under this subsection (b).

                                (c)           The Company shall provide Employee’s spouse (if she survives Employee), for her lifetime, participation in all health and welfare benefit plans and programs (including group medical, dental and other insurance) (collectively “Benefit Plans”) as are available to the Company’s executive employees at Employee’s level of base salary at the time of Employee’s death, in accordance with the terms of, and on the same terms as (including cost) the Benefit Plans.  This subsection (c) shall not limit the Company’s right to modify or discontinue any Benefit Plan at any time, provided no such action may adversely affect any of Employee’s surviving spouse’s vested rights.  Notwithstanding the foregoing, if Employee’s surviving spouse is ineligible to participate in one or more of the Benefit Plans, the Company shall reimburse her, on an after-tax basis (including taking into account taxes on such reimbursement), for the incremental cost to her of obtaining comparable coverages under a non-Company-sponsored policy or policies.

                     2.           Disability.

(a)           The Company may terminate Employee’s employment, in accordance with the provisions of applicable law, in the event Employee becomes substantially unable to perform Employee’s duties due to partial or total disability or incapacity resulting from a mental or physical illness, injury or other health-related cause (“Disability”) for a period of six (6) consecutive months.

                                (b)           During any period of Employee’s Disability, Employee shall continue to receive Employee’s then current base salary and remain eligible and continue to participate in all Benefit Plans, unless and until Employee’s employment is terminated pursuant to subsection (a) above.  Following any such termination, Employee shall: (i) for a period of five (5) years, be paid an amount for each twelve month period therein equal to Employee’s Reference Base Salary (in accordance with the Company’s payroll practices); and (ii) continue to participate in all Benefit Plans (or alternative arrangements if  Employee is ineligible to participate) for his lifetime on the basis set forth in Section 1(c).

                                (c)           In the event Employee dies before the end of the five (5) year period specified in subsection (b) above:  (i) Employee’s beneficiary (as determined pursuant to Section 1(a)) shall be paid the remaining Reference Base Salary amounts for such period; and (ii) Employee’s spouse (if she survives Employee) shall participate in all Benefit Plans (or alternative arrangements) on the basis set forth in Section 1(c).

3.           Confidentiality.  During Employee’s employment and at all times thereafter, Employee shall not, directly or indirectly, use for Employee’s personal benefit, or disclose to or use for the direct or indirect benefit of anyone other than the Company (except as may be required within the scope of Employee’s duties), any secret, confidential or non-public information, knowledge or data of the Company or any of its affiliates, employees, officers, directors or agents, which Employee acquires in the course of Employee’s employment, and which is not otherwise lawfully known by the general public.  Employee agrees that such information is the exclusive property of the Company, and agrees that, immediately upon Employee’s termination of employment, Employee shall deliver to the Company all correspondence, documents, books, records, lists and other materials containing such information that are within Employee’s possession or control, regardless of the medium in which such materials are maintained; and Employee shall retain no copies thereof in any medium.  Nothing herein shall prevent Employee from complying with a valid subpoena or other legal requirement for disclosure of information; provided that Employee shall use good faith efforts to notify the Company promptly and in advance of disclosure if Employee believes Employee is under a legal requirement to disclose information otherwise protected from disclosure hereunder.  Employee acknowledges that the restrictions contained in this Section, in light of the nature of the businesses in which the Company is engaged and Employee’s position with the Company, are reasonable and necessary to protect the legitimate interests of the Company, and that any violation of these restrictions would result in irreparable injury to the Company.  Employee therefore agrees that, in the event of Employee’s violation or threatened violation of any of these restrictions, the Company shall be entitled to seek from any court of competent jurisdiction: (i) preliminary and permanent injunctive relief against Employee; (ii) damages from Employee (including the Company’s reasonable legal fees and other costs and expenses); and (iii) an equitable accounting of all compensation, commissions, earnings, profits and other benefits to Employee arising from such violation; all of which rights shall be cumulative and in addition to any other rights and remedies to which the Company may be entitled.

                    4.           Non-Derogatory Statements.  Employee agrees that during Employee’s employment and for a period of ten (10) years thereafter, Employee shall not, in any communication with any person or entity, including any actual or potential employee, customer, consultant, independent contractor, investor, lender, service provider or supplier of the Company, or any third party media outlet, make any derogatory, disparaging, critical or negative statements – orally, written or otherwise – against the Company or any of its directors, officers, agents, employees, contractors or affiliates (or any of their respective directors, officers, agents, employees or contractors).

5.           Company Property.  Employee agrees that the Company owns, and is entitled to receive all of the results and proceeds of, items produced or created by Employee (including, without limitation, inventions, patents, copyrights, trademarks, literary material and any other intellectual property), alone or in collaboration with others, that:  (i) relate to the Company’s businesses, if produced or created during Employee’s employment (whether during or after working hours); or (ii) relate to any business, if produced or created during working hours or using the Company’s information, materials or facilities.  Employee shall, at the request of the Company, execute such documents as the Company may from time to time reasonably deem necessary or desirable to evidence, establish, maintain, protect, enforce and defend its title in and right to any such items.  In the event Employee fails or is unable to execute any such documents, Employee hereby appoints the Company as Employee’s attorney-in-fact with the full right, power and authority to execute and deliver the same, with full power of substitution and delegation, which appointment shall be deemed a power coupled with an interest and shall be irrevocable under any and all circumstances.

6.            Representations.

(a)           Employee represents that:

                                            (i)           Employee has had the opportunity to retain and consult with legal counsel and tax advisors of Employee’s choice regarding the terms of this Agreement.

                    (ii)           This Agreement is enforceable against Employee in accordance with its terms.

                    (iii)           This Agreement does not conflict with, violate or give rise to any rights of third parties under, any agreement, benefit plan or program, order, decree or judgment to which Employee is a party or by which Employee is bound.

           (b)           The Company represents that:

                      (i)           This Agreement is enforceable against the Company in accordance with its terms.

                              (ii)           This Agreement does not conflict with, violate or give rise to any rights to third parties under, any agreement, order, decree or judgment to which the Company is a party or by which it is bound.

7.           Successors.

          (a)           If the Company merges into, or transfers all or substantially all of its assets to, or as part of a reorganization, restructuring or other transaction becomes a subsidiary of, another entity, such other entity shall be deemed to be the successor to the Company hereunder, and the term “Company” as used herein shall mean such other entity as is appropriate, and this Agreement shall continue in full force and effect.

           (b)           If the Company transfers part of its assets to another entity owned by the shareholders of the Company (or any substantial portion of them), or distributes stock or other interests in a subsidiary or affiliate of the Company to the shareholders of the Company (or any substantial portion of them), and Employee is employed by the portion of the company or the entity so transferred, then such other entity shall be deemed the successor to the Company hereunder, the term “Company” as used herein shall mean such other entity, and this Agreement shall continue in full force and effect; provided that Employee consents in writing to the transfer of the obligations under this Agreement to such entity.

8.           Continuation of Benefits.  The Company and Employee acknowledge and confirm that the company shall continue to be obligated to provide all benefits which, under the terms of the Compensation Agreement, the Company is obligated to provide following the expiration of the term of the Compensation Agreement, in accordance with the provisions thereof; no provision of this Agreement shall be interpreted as in any way limiting or impairing the continuation of those benefits.

9.           WAIVER OF RIGHT TO TRIAL BY JURY.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY AND EMPLOYEE HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT EITHER THEY OR THEIR HEIRS, EXECUTORS, ADMINISTRATORS, PERSONAL REPRESENTATIVES, SUCCESSORS OR ASSIGNS MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED ON OR RELATING TO THIS AGREEMENT.   BY WAIVING THE RIGHT TO A JURY TRIAL, NEITHER PARTY IS WAIVING A RIGHT TO SUE THE OTHER; RATHER, THE PARTIES ARE SIMPLY WAIVING THE RIGHT TO HAVE A JURY DECIDE THE CASE.

10.           Jurisdiction.  Litigation concerning this Agreement, if initiated by or on behalf of Employee, shall be brought only in a state court in Philadelphia County, Pennsylvania or federal court in the Eastern District of Pennsylvania, or, if initiated by the Company, in either such jurisdiction or in a jurisdiction in which Employee then resides or works.  Employee consents to jurisdiction in any such jurisdiction, regardless of the location of Employee’s residence or place of business.  Employee and the Company irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which Employee or the Company may now or hereafter have to the bringing of any action or proceeding in any such jurisdiction.  Employee and the Company acknowledge and agree that any service of legal process by mail constitutes proper legal service of process under applicable law in any such action or proceeding.  In any such litigation, the prevailing party shall be entitled to reimbursement from the other party for all costs of defending or maintaining such action, including reasonable attorneys’ fees.

11.           Governing Law.  This Agreement shall be interpreted and enforced in accordance with the substantive law of the Commonwealth of Pennsylvania, without regard to any choice-of-law doctrines.

12.           Notices.  All notices referred to in this Agreement shall be given in writing and shall be effective:  (a) if given by fax, when transmitted to the number below (with an appropriate confirmation received); or (b) if given by registered or certified mail, when received at the address below (with an appropriate receipt received):

if to the Company:

c/o Comcast Corporation
1500 Market Street
Philadelphia, PA  19102
Attention:  General Counsel
Fax: (215) 981-7794; and

if to Employee:
Employee’s address and fax number as indicated in the Company’s records.

13.           Binding Effect; No Assignment.  This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns, except that it may not be assigned by either party without the other party’s written consent.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first-above written.

COMCAST CORPORATION

By:	/s/ Arthur R. Block

Date: December 27, 2007

EMPLOYEE:

/s/ Ralph J. Roberts
Ralph J. Roberts

Date: December 27, 2007